Code of Ethics Implementation Date: Most Recent Amendment Date: Aug 2007

General

The Code of Ethics is predicated on the principle that TAM owes a fiduciary duty to its clients.  Accordingly, TAM's Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients.  At all times, TAM must:

•

Place client interests ahead of TAM'S – As a fiduciary, TAM must serve in its clients' best interests.  In other words, TAM Employees may not benefit at the expense of advisory clients.  This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

•

Engage in personal investing that is in full compliance with TAM's Code of Ethics – Employees must review and abide by TAM's Personal Securities Transaction and Insider Trading Policies.

•

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with TAM, or on behalf of an advisory client.

•

Maintain full compliance with the Federal Securities Laws1 – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act.  In addition, TAM Employees who are Officers of a RIC must also abide by the Fund's Officer Code of Conduct that is established by the investment company.

Any questions with respect to TAM's Code of Ethics should be directed to the CCO and/or the CIO.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO.  All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedures, TAM considered the material risks associated with administering the Code of Ethics.  This analysis includes risks such as:

•

Employee engages in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

•

Employees are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients' accounts.

1 "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

•

One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

•

Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with TAM.

•

The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the IC Act.

•

Employees are not aware of what constitutes insider information.

•

Employees serve as trustees and/or directors of outside organizations.  (This could present a conflict in a number of ways, for example, if TAM wants to recommend the organization for investment or if the organization is one of TAM's service providers.)

•

Employees use firm property, including research, supplies, and equipment, for personal benefit.

•

TAM receives "service fees" in relation to holding certain mutual fund products.  The service fee compensation varies between investment choices and, therefore, represents a conflict of interest.

•

TAM places brokerage transactions with broker-dealers or registered representatives that refer investors to its hedge fund, which results in TAM's clients paying higher commission rates.

•

TAM internally values private placement securities held in client portfolios; values given to private placements are not reflective of the true value.

•

Despite the increase in assets, which may increase TAM's leverage in seeking better execution capabilities and/or allow for more choice of brokers, TAM continues to direct all brokerage to one or a few broker-dealers without reviewing for best execution.

•

TAM has a financial incentive to churn client accounts.

•

The investment company directs trades to brokers as incentive or compensation for selling shares of the mutual fund to brokerage clients.

•

TAM charges performance fees that violate Section 205 of the Advisers Act or Rules 205-1, 205-2, or 205-3.

•

TAM favors clients who pay performance fees when allocating investment opportunities.

•

TAM receives additional compensation or other economic benefits for selecting a particular securities lending agent over another.

TAM has established the following guidelines as an attempt to mitigate these risks.

Guiding Principles & Standards of Conduct

All Employees of TAM, and consultants closely associated with the Company, will act with integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that TAM expects from its Employees and consultants:

•

Act in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

•

Place the interests of clients, and the interests of TAM above one's own personal interests;

•

Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•

Avoid any actual or potential conflict of interest;

•

Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•

Comply with applicable provisions of the federal securities laws.2

1.

Personal Security Transaction Policy

Employees may not purchase or sell any security in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

TAM's Employees must have written clearance for all personal securities transactions before completing the transactions.  TAM reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, Employees shall complete TAM's Pre-Clearance Form (See Attachment A) or may request pre-clearance via email.  All pre-clearance requests must be submitted to TAM's CCO or her designee.  TAM's CCO shall submit all pre-clearance requests to TAM's Chief Investment Officer ("CIO").  Once pre-clearance is granted to an Employee, such Employee may only transact in that security for the remainder of the day.  If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO or CIO.  Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

Reportable and Exempt Securities

TAM requires Employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a)(18) of the Advisers Act ("Reportable Security"), except that it does not include:

•

Direct obligations of the Government of the United States;

•

Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•

Shares issued by money market funds;

•

Shares issued by open-end funds other than reportable funds3; and

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

2 "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

3 A "Reportable Fund" means (a) any fund for which TAM serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases TAM would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls TAM, is controlled by TAM, or is under common control with TAM.  Currently, TAM does not manage or advise (or is otherwise affiliated with) a Reportable Fund.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities.  However, futures and options on any group or index of securities shall be considered securities.

PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY TAM (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH TAM (OR AN AFFILIATE) ("REPORTABLE FUNDS").  MORE SPECIFICALLY, EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities.  Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•

Securities held by members of Employees' immediate family sharing the same household.  Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.  Adoptive relationships are included;

•

Employees' interests as a general partner in securities held by a general or limited partnership; and

•

Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

•

Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

•

Ownership of a vested beneficial interest in a trust; and

•

An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Exempt Transactions

The following transactions are considered exempt transactions and therefore do not require reporting under the Personal Security Transaction Policy:

•

Any transaction in an account over which the Employee does not have any direct or indirect influence or control.  For example, presuming that such relatives do not reside in the same household as the Employee, accounts of family members outside of the immediate family would not be subject to review.

•

Purchases that are part of an automatic investment plan.4

From time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis.

Investments in Limited Offerings and Initial Public Offerings ("IPOs")5

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client.  The CCO shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security.  A record of such approval by the CCO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.  Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form.

Restrictions on New Issues of Equity Securities ("NIES's")6

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any NIES without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client.  The CCO shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the NIES), that no clients have any foreseeable interest in purchasing such security.  A record of such approval by the CCO and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.

4 "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

5 The term "limited offering" is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D.  The term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

6 The term "new issue" is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular.  This restriction does not apply to, among other securities:  secondary offerings, offerings of debt securities, offerings of a security of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities.  (See NASD Conduct Rule 2790, Restrictions on the Purchase and Sale of IPOs of Equity Securities).

NASD Conduct Rule 2790 prohibits the sale of NIES's to any account in which a "restricted person" has a beneficial interest, except under certain situations.  The term "restricted person" includes any person of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports, or receives materially support from, such person.  Thus, all restricted persons of TAM, including members of TAM's investment personnel, are prohibited, in almost all circumstances except as noted in further detail below, from purchasing an NIES.

The prohibitions on the purchase and sale of NIES's with respect to Rule 2790 do not apply to:  1) Issuer-Directed Securities, or those that are specifically directed by the issuer to persons that are restricted persons (i.e., directors), subject to certain conditions; 2) the account of a restricted person who is an existing equity owner of an issuer (Anti-Dilution Provisions), subject to certain conditions; and 3) Stand-By Purchasers, or those who purchase and sell securities pursuant to a stand-by agreement subject to certain conditions.

Employees are encouraged to review Rule 2790 and discuss such with the CCO prior to the purchase and/or sale of any NIES.

Reporting

In order to provide TAM with information to enable it to determine with reasonable assurance any indications of "scalping", "front-running" or the appearance of a conflict of interest with the trading by TAM clients, each Employee of TAM shall submit the following reports in the forms attached hereto to the CCO showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled Exemptions.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH
HEREIN, EMPLOYEES MAY CHOOSE TO INSTRUCT THEIR BROKER-DEALER TO PROVIDE DIRECTLY TO TAM (1)
DUPLICATE BROKERAGE STATEMENTS ON A MONTHLY BASIS,
AND/OR (2) DUPLICATE TRADING CONFIRMATION FOR ALL
TRADES (OF ANY AND ALL TYPES WHATSOEVER) BE SUBMITTED
AS THEY ARE PROCESSED, IN FULFILLMENT OF THE REPORTING OBLIGATIONS SET FORTH IN THIS POLICY, PROVIDED HOWEVER
THAT TRADING IN ANY SECURITIES THAT ARE NOT REFLECTED
IN THE STATEMENTS AND/OR CONFIRMATIONS SET FORTH
ABOVE MUST BE PROVIDED IN THE FORMAT, TIME AND MANNER
SET FORTH BELOW.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send to TAM duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter.  If an Employee's trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment C.  The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership7:  (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New TAM Employees are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment D for a copy of the Initial Holdings Report).  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.

Existing Employees are required to provide TAM with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by TAM) of each year.  The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due to be submitted.  (See Attachment E for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum:  (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

Duplicate Copies

A form brokerage letter is attached to this Policy as Attachment F.  In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment F to each bank, broker or dealer maintaining an account on behalf of the Employee.

7 "Beneficial Ownership," as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security.  This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Trading and Review

TAM Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees' personal trading activities.  Accordingly, TAM will closely monitor Employees' investment patterns to detect the following abuses:

•

Frequent and/or short-term (60 days) trades;

•

Trading in Securities held by RICs advised by TAM within the most recent 15 days;

•

Trading opposite of Client trades; and

•

Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market-timing activities.

The CIO will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

If TAM discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the CCO and CIO to review the facts surrounding the transactions.  This meeting shall help TAM to determine the appropriate course of action.

Reporting Violations and Remedial Actions

TAM takes the potential for conflicts of interest caused by personal investing very seriously.  As such, TAM requires its Employees to promptly report any violations of the Code of Ethics to the CCO.  TAM's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

TAM HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND

THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE

ACTION THAN SET FORTH BELOW.  IN ORDER TO MINIMIZE THE

POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF

ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN

ANONYMOUS BASIS.

If any violation of TAM's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.  All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself

Disclosure

TAM shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics.  All client requests for TAM's Code of Ethics shall be directed to the CCO.

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management.  If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, TAM will report its findings to the Mutual Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

TAM shall maintain records in the manner and to the extent set forth below, which records shall, be available for appropriate examination by representatives of the Securities and Exchange Commission or TAM's management.

•

A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•

A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of TAM.

•

A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•

A copy of each finding presented to the Mutual Fund Board shall be preserved by TAM for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Personal Security Transaction Policy.  All questions regarding the policy should be directed to the CCO.

1.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.  In accordance with Section 204A, TAM has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.  In the past, securities laws have been interpreted to prohibit the following activities:

•

Trading by an insider while in possession of material non-public information; or

•

Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

•

Communicating material non-public information to others in breach of a fiduciary duty.

•

TAM's Insider Trading Policy applies to all of its Employees.  Any questions should be directed to the CCO and/or CIO.

Whom Does the Policy Cover?

This policy covers all of TAM's Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons.  In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material.  "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

•

Dividend or earnings announcements

•

Write-downs or write-offs of assets

•

Additions to reserves for bad debts or contingent liabilities

•

Expansion or curtailment of company or major division operations

•

Merger, joint venture announcements

•

New product/service announcements

•

Discovery or research developments

•

Criminal, civil and government investigations and indictments

•

Pending labor disputes

•

Debt service or liquidity problems

•

Bankruptcy or insolvency problems

•

Tender offers, stock repurchase plans, etc.

•

Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies.  The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business.  For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public.  "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information.  However, the distribution of non-public information must occur through commonly recognized channels for the classification to change.  In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information.  Lastly, non-public information does not change to public information solely by selective dissemination.

TAM's Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information.  Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.  Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences.  Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CIO as soon as possible.  From this point, the Employee, CCO and CIO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

•

Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•

Shall not engage in securities transactions of any company, except in accordance with TAM's Personal Security Transaction Policy and the securities laws.

•

Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•

Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•

Shall immediately report the potential receipt of non-public information to the CCO and CIO.

•

Shall not proceed with any research, trading, etc. until the CCO and CIO inform the Employee of the appropriate course of action.

1.

Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations.  These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions.  Employees may also receive compensation for such activities.

At certain times, TAM may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization.  For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company.  Service with organizations outside of TAM can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies.  It is critical that a proper information barrier be in place between TAM and the outside organization, and that the Employee does not communicate such information to other TAM Employees in violation of the information barrier.

Similarly, TAM may have a business relationship with the outside organization or may seek a relationship in the future.  In those circumstances, the Employee must not be involved in the decision to retain or hire TAM.

TAM Employees are prohibited from engaging in such outside activities without the prior verbal or written approval from the CCO.  Employees may utilize Attachment G to obtain written approval.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest.  Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

2.

Gifts

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with TAM, or on behalf of an advisory client.  However, Employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present.  Employees must report their receipt of gifts to the CCO by completing Attachment H.

Responsibility

The CCO will be responsible for administering the Insider Trading, Serving as Officers, Trustees and/or Directors of Outside Organizations and Gift Policies.  All questions regarding the policies should be directed to the CCO.

In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Mutual Fund's CCO of such material change and ensure that such material change is approved by the Mutual Fund's Board no later than six months after adoption of the material change.

Attachment A

Personal Trading Pre-Clearance Form

The Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction.  Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.

Buy ___________  Sell ____________  Short ___________  Cover Short

2.

Security

3.

Common Stock __________  Option __________  Debt __________  Other

4.

Symbol

5.

Number of Shares/Contracts/Principal

6.

Broker/Custodian

7.

Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

8.

Employee is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

9.

Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for not less than seven (7) days.

10.

Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for not less than sixty (60) days if the Security is held in a client account as of the date below.

Employee (Print Name)

Signed
Date

By signing below, the individual verifies that the proposed transaction described above does not violate TAM's Personal Security Transaction Policy.  Note:  One signature is required for pre-clearance.

Chief Compliance Officer	Date

CEO/Trader/Portfolio Manager	Date

Attachment B

Private Placement & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this Limited Offering or IPO to profit improperly from my position as an TAM Employee;

2.

The investment opportunity did not arise by virtue of my activities on behalf of an TAM client; and

3.

To the best of my knowledge, no TAM Clients have any foreseeable interest in purchasing this Security.

4.

If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy generally pursued by TAM.

Furthermore, by signing below, I certify that I have read the TAM Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy.  I understand TAM reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.  I have provided all offering materials related to this proposed investment to the CCO at his/her request.

Date:	Signature:

Print Name:

Internal Use Only _____ Approved _____ Not Approved

Attachment C

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:  Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Ten Asset Management, Inc.
Attn:  Anne Stevens, Chief Compliance Officer
171 Saxony Road, Suite 105
Encinitas, CA  92024

If you have any questions or concerns, please feel free to give me a call at (760) 943-7799.  Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:<Name>

Attachment D

QUARTERLY REPORTING FORM (TRANSACTIONS) REPORTING EMPLOYEE: ___________________________________ FOR QUARTER ENDED ________________________________________

In accordance with TAM's Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any amount in which you maintain a pecuniary interest.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER. USE ADDITIONAL SHEETS IF NECESSARY

QUARTERLY REPORTING FORM (NEW ACCOUNTS) REPORTING EMPLOYEE: ___________________________________ FOR QUARTER ENDED ________________________________________

In accordance with TAM's Code of Ethics, please provide a list of all accounts that have opened during the previous calendar quarter in which you maintain a beneficial interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the newly opened accounts in which I have a beneficial interest.

Reviewed by: Date of Review:
Print Name

Signature	Date

Attachment E

Initial Reporting Form (Securities Accounts)

Employee:

 (Print Name)

Information submitted current as of

 (Date)

In accordance with TAM's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.  Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully disclosed all of the securities accounts in which I have a beneficial interest.

Signature	Date

Initial Reporting Form (Securities)

In accordance with TAM's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares (if applicable)	Security Name	Type (e.g., equity: Fixed Income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully disclosed all of the reportable securities in which I have a beneficial interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature	Date

Reviewed by: Date of Review:

Attachment F

Annual Reporting Forms (Securities Accounts)

Employee:

 (Print Name)

Information submitted current as of

 (Date)

In accordance with TAM's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.  Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully disclosed all of the securities accounts in which I have a beneficial interest.

Signature	Date

Annual Reporting Form (Securities)

In accordance with TAM's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.  This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares (if applicable)	Security Name	Type (e.g., equity: Fixed Income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary

I certify that this form fully disclosed all of the securities accounts in which I have a beneficial interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature	Date

Reviewed by: Date of Review:

Attachment G

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activities:

Attachment H

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

Print Name:

Signature:

Date:

Reviewed by:

Attachment I

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift Entertainment:

Describe the Gift/Entertainment:

Approximate Total Dollar Amount of Gift/Entertainment:  $

Receiver/Giver of the Gift/Entertainment:

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes __________     No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

Relationship of Receiver/Giver to TAM and/or Employee(s):

Reason (if known) the Gift/Entertainment will be given by/given to TAM and/or Employee(s):

Signature:	Date:

Compliance Use Only _____ Approved _____ Not Approved

Attachment J

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to TAM and/or Employee	Reason Gift/Entertainment was given by/given to TAM and/or Employee	Compliance Approval? (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO